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                        DFA INVESTMENT DIMENSIONS GROUP INC.


                  ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                                ADDENDUM NUMBER TWO

    THIS AGREEMENT is made as of the 13th day of September, 1999 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation, ("PFPC").

                               W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and its shares are registered under the Securities Act of 1933, as amended ("1933 Act"); and

     WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated June 19, 1989, (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to four (4) new portfolios of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X, Tax-Managed DFA International Value Portfolio X and Tax-Managed U.S. Marketwide Value Portfolio X which are listed on Schedule B, attached hereto; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1. The Agreement is hereby amended to provide that all those portfolios set forth on "Schedule B, Amended and Restated September 13, 1999," which is attached hereto, shall be "Portfolios" under the Agreement.

     2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time.

     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     4.   This Addendum may be executed in two or more counterparts, each of

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which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                         DFA INVESTMENT DIMENSIONS GROUP INC.

                         By:
                            ------------------------------
                                   Catherine L. Newell
                                   Vice President


                         PFPC INC.

                         By:
                            ------------------------------
                                   Joseph Gramlich
                                   Senior Vice President

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                                                           AMENDED AND RESTATED
                                                              SEPTEMBER 13, 1999


                                     SCHEDULE B

                                   PORTFOLIOS OF

                        DFA INVESTMENT DIMENSIONS GROUP INC.


                         U.S. 6-10 SMALL COMPANY PORTFOLIO
                           U.S. LARGE COMPANY PORTFOLIO
                             U.S. 6-10 VALUE PORTFOLIO
                          U.S. LARGE CAP VALUE PORTFOLIO
                       ENHANCED U.S. LARGE COMPANY PORTFOLIO
                         U.S. 9-10 SMALL COMPANY PORTFOLIO
                             U.S. 4-10 VALUE PORTFOLIO
                RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                            EMERGING MARKETS PORTFOLIO
                         JAPANESE SMALL COMPANY PORTFOLIO
                      UNITED KINGDOM SMALL COMPANY PORTFOLIO
                        CONTINENTAL SMALL COMPANY PORTFOLIO
                        PACIFIC RIM SMALL COMPANY PORTFOLIO
                        DFA ONE YEAR FIXED INCOME PORTFOLIO
                    DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                         EMERGING MARKETS VALUE PORTFOLIO
                       DFA REAL ESTATE SECURITIES PORTFOLIO
                    DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                         LARGE CAP INTERNATIONAL PORTFOLIO
                         DFA GLOBAL FIXED INCOME PORTFOLIO
                DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                        DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                             VA SMALL VALUE PORTFOLIO
                             VA LARGE VALUE PORTFOLIO
                         VA INTERNATIONAL VALUE PORTFOLIO
                         VA INTERNATIONAL SMALL PORTFOLIO
                           VA SHORT-TERM FIXED PORTFOLIO
                             VA GLOBAL BOND PORTFOLIO
                       INTERNATIONAL SMALL COMPANY PORTFOLIO
                       EMERGING MARKETS SMALL CAP PORTFOLIO
                   DFA TWO YEAR CORPORATE FIXED INCOME PORTFOLIO
                         DFA TWO YEAR GOVERNMENT PORTFOLIO
                       TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO
                   TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO
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                   TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                    TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                      TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO X
                  TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO X
                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO X
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO X